EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
UNDER 18 U.S.C. § 1350 FURNISHED PURSUANT TO SECURITIES EXCHANGE ACT RULE 13a-14(b)

In connection with the Quarterly Report of Enterprise Bancorp, Inc. (the "Company") on Form 10-Q for the period ended on June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in his respective capacities indicated below, hereby certifies, pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge and belief, (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2023

/s/ John P. Clancy, Jr.
John P. Clancy, Jr.
Chief Executive Officer (Principal Executive Officer)

/s/ Joseph R. Lussier
Joseph R. Lussier
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Enterprise Bancorp, Inc. and will be retained by Enterprise Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.